Exhibit 10.5

RELEASE OF SECURITY INTEREST

          Venturos AS, a Norwegian corporation (“Lender”), hereby releases to MediaBin, Inc., a Georgia corporation (“Borrower”) and forever relinquishes all rights, title and interest in and to the Collateral (as such term is defined in those certain Short Term Advances dated October 4, 2002, December 13, 2002 and December 30, 2002 acknowledge that the obligations of Borrower under said Advances remain in full force and effect and that Lender retains all rights and remedies at law and equity with respect to the outstanding principal sum and interest advanced to Borrower pursuant to the Advance.

VENTUROS AS

By:	/s/ RUNE DYBESLAND

Name:	Rune Dybesland
Title:	CFO